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                                                                  EXHIBIT B9(ii)


[BLAZZARD, GRODD & HASENAUER, P.C. LETTERHEAD]



     We consent to the reference to our firm under the caption "Legal Opinions" contained in the Statement of Additional Information in Post-Effective Amendment No. 6 to Form N-4 (File No. 33-86464) for AGA Separate Account A.


/s/ BLAZZARD, GRODD & HASENAUER, P.C.
Blazzard, Grodd & Hasenauer, P.C.
September 28, 1998